CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To SVB Financial Service, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 22, 1997 and to all reference to our Firm. It should be noted that we have not audited any financial statements of SVB Financial Services, Inc. subsequent to December 31, 1996 or performed any audit procedures subsequest to the date of our report.




ARTHUR  ANDERSEN LLP

Roseland, New Jerse
March 26, 1997